                                                                    Exhibit 99.1

    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF ACE

  On January 11, 1999, ACE agreed to purchase the international and domestic property and casualty businesses of CIGNA Corporation for $3.45 billion in cash (the "Acquisition"). Under the terms of the agreement, ACE will acquire CIGNA's domestic property and casualty insurance operations and also its international property and casualty insurance companies and branches, including most of the accident and health business written through those companies. National Indemnity Company, a subsidiary of Berkshire Hathaway Inc., will provide $1.25 billion of reinsurance against additional liabilities with respect to insurance losses and adjustment expense reserves of the acquired businesses. The acquisition, which is subject to receipt of regulatory approvals and other customary closing conditions, is expected to be completed on or about July 1, 1999. ACE expects to finance this transaction with a combination of available cash and bank financing, and intends to refinance with newly issued equity, debt and preferred and mandatorily convertible securities.

  The following unaudited pro forma condensed consolidated balance sheet as of December 31, 1998 gives effect to the Acquisition as if it had occurred on December 31, 1998. The unaudited pro forma condensed consolidated statements of operations for the twelve months ended September 30, 1998 and for the three months ended December 31, 1998 present operating results of ACE as if the Acquisition had occurred on October 1, 1997.

  The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of ACE, included in the Company's Annual Report on Form 10-K for the year ended September 30, 1998, the unaudited consolidated financial statements of ACE included in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998 and the audited consolidated financial statements of CIGNA Corporation Property and Casualty Businesses (CIGNA P&C) for the year ended December 31, 1998 filed with this report. The pro forma adjustments are based on preliminary estimates, information currently available and certain assumptions that management believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is not intended to be indicative of the consolidated results of operations or financial position of ACE that would have been reported if the CIGNA P&C acquisition had occurred at the dates indicated or of the consolidated results of future operations or of future financial position. Certain reclassifications have been made to the historical financial statements to conform with the pro forma presentation.

  The Acquisition has been accounted for as a purchase in accordance with generally accepted accounting principles. Under purchase accounting, the total purchase price is allocated to the acquired assets and liabilities based on their fair values.

            Unaudited Pro Forma Condensed Consolidated Balance Sheet

                                           At December 31, 1998
                            ---------------------------------------------------
                                               (In millions)
                                                                 Pro forma
                                    CIGNA   Pro forma        combined for CIGNA
                             ACE     P&C   Adjustments Notes  P&C Acquisition
                            ------ ------- ----------- ----- ------------------
Total investments and
 cash.....................  $6,215 $10,073    (3,500)   (1)
                                             $ 2,800    (2)
                                              (1,250)   (3)       $14,338
Reinsurance recoverables..   1,159   6,470     1,250    (3)         8,879
Premiums receivable.......     348   2,343       --                 2,691
Other assets..............     577   2,580       118    (4)         3,275
Goodwill..................     535     405     1,161    (5)         2,101
                            ------ -------   -------              -------
Total assets..............  $8,834 $21,871   $   579              $31,284
                            ====== =======   =======              =======
Unpaid losses and loss
 expenses.................  $3,678 $14,836       --               $18,514
Unearned premiums.........     706   1,401       --                 2,107
Bank debt.................     250     --    $ 2,800    (2)         3,050
Other liabilities.........     291   3,643      (230)   (4)         3,704
                            ------ -------   -------              -------
Total liabilities.........   4,925  19,880     2,570               27,375
                            ------ -------   -------              -------
Total shareholders'
 equity...................   3,909   1,991       230    (4)
                                                 118    (4)
                                              (2,339)   (6)
                                                                    3,909
                            ------ -------   -------              -------
Total liabilities and
 shareholders equity......  $8,834 $21,871   $   579              $31,284
                            ====== =======   =======              =======

--------
(1) Under the Terms of the Acquisition Agreement by and among CIGNA Corporation, CIGNA Holdings, Inc and ACE Limited dated January 11, 1999, ACE will pay a total purchase price of approximately $3.5 billion, which includes $50 million of estimated transaction related expenses.
(2) ACE currently expects to fund the purchase price with approximately $700 million of cash on hand and $2.8 billion through the issuance of (i) ordinary shares of ACE; (ii) preferred securities that are mandatorily convertible into ordinary shares of ACE; (iii) capital securities; and (iv) senior debt (together the "permanent financing"). Each of these items have been described in detail elsewhere in this registration statement. ACE will issue each of the permanent financing instruments either before or after the closing of the transaction at the time when ACE considers market conditions to be most favorable for issuance. Accordingly, ACE has secured interim bank financing in a total amount of $2.8 billion. For purposes of these pro forma financial statements, it has been assumed that the transaction is financed with the interim bank financing.
(3) Under the terms of the Acquisition Agreement, CIGNA Corporation agreed to provide a guarantee to ACE to indemnify against unanticipated increases in recorded reserves for losses and loss adjustment expenses of certain subsidiaries being acquired by ACE. CIGNA Corporation has the option to replace its guarantee with reinsurance obtained from a mutually agreed upon third party reinsurer. It is expected that, contemporaneous with and contingent upon the consummation of the acquisition, CIGNA Corporation will exercise its option and replace its guarantee with reinsurance by directing certain subsidiaries being acquired to transfer $1.25 billion of investments to a reinsurer for aggregate coverage of $2.5 billion. Such coverage is expected to attach at an amount equal to the net recorded reserves of the certain subsidiaries acquired, on the closing date, minus $1.25 billion.

(4) Under the terms of the agreement, CIGNA Corporation will:
    (a) Forgive certain inter-company indebtedness amounting to approximately $118 million.
    (b) Retain certain net employment and post-employment related liabilities amounting to approximately $230 million.
(5) Under purchase accounting, the total purchase price is allocated to the acquired assets and liabilities assumed based on their fair values. Any excess between the purchase price and the fair value of CIGNA P&C's net tangible assets will be allocated to goodwill and other identifiable intangible assets. While it is expected that a certain amount of purchase price will ultimately be allocated to other identifiable intangible assets and amortized over the estimated period of benefit, ACE has not completed the process of identification and valuation of such intangibles. Therefore, these pro forma financial statements reflect all of the excess purchase price over net tangible assets as goodwill. Goodwill is expected to be amortized over 40 years.
(6) To eliminate CIGNA P&C shareholder's equity.

      Unaudited Pro Forma Condensed Consolidated Statements of Operations

                                   Three Months Ended December 31, 1998
                         -----------------------------------------------------------
                                       (In millions of U.S. dollars)
                                                                      Pro forma
                                       CIGNA   Pro forma          combined for CIGNA
                             ACE      P&C (1) Adjustments Notes    P&C Acquisition
                         -----------  ------- ----------- ------  ------------------
Net Premiums Written.... $       154   $ 740                         $       894
                         -----------   -----                         -----------
Net Premiums Earned.....         218     763                                 981
Net investment income...          85     145     $(30)    (2),(3)            200
Other revenues..........         --       77                                  77
Losses and loss
 expenses...............        (111)   (625)      20         (3)           (716)
Acquisition costs and
 administrative
 expenses...............         (69)   (394)                               (463)
Other expenses..........          (9)    --       (49)    (4),(5)            (58)
Income tax..............          (5)      6       11         (6)             12
                         -----------   -----     ----                -----------
Income excluding net
 realized gains.........         109     (28)     (48)                        33
Net realized gains on
 investments............         130      20                                 150
                         -----------   -----     ----                -----------
Net Income.............. $       239   $  (8)    $(48)               $       183
                         ===========   =====     ====                ===========
Basic earnings per
 share, excluding
 realized gains......... $      0.56                                 $      0.17
                         ===========                                 ===========
Basic earnings per
 share.................. $      1.23                                 $      0.95
                         ===========                                 ===========
Weighted average shares
 outstanding............ 193,642,270                                 193,642,270
                         ===========                                 ===========
Diluted earnings per
 share, excluding
 realized gains......... $      0.55                                 $      0.17
                         ===========                                 ===========
Diluted earnings per
 share.................. $      1.21                                 $      0.93
                         ===========                                 ===========
Weighted average shares
 outstanding............ 197,349,356                                 197,349,356
                         ===========                                 ===========

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(1) The CIGNA P&C consolidated statements of operations reflect its results of operations for the three months ended December 31, 1998.

(2) ACE currently expects to fund part of the purchase price with approximately $700 million of cash on hand. The estimated investment income on this $700 million of the purchase price has been eliminated (based on a yield of 5.8% that approximates the yield on the ACE portfolio for the fiscal year ended September 30, 1998).

(3) Under the terms of the Acquisition Agreement, CIGNA Corporation agreed to provide a guarantee to ACE to indemnify against unanticipated increases in recorded reserves for losses and loss adjustment expenses of certain subsidiaries being acquired by ACE. CIGNA Corporation has the option to replace its guarantee with reinsurance obtained from a mutually agreed upon third party reinsurer. It is expected that, contemporaneous with and contingent upon the consummation of the acquisition, CIGNA Corporation will exercise its option and replace its guarantee with reinsurance by directing certain subsidiaries being acquired to transfer $1.25 billion of investments to a reinsurer for aggregate coverage of $2.5 billion. Such coverage is expected to attach at an amount equal to the net recorded reserves of the certain subsidiaries acquired, on the closing date, minus $1.25 billion. The estimated investment income on this $1.25 billion has been eliminated (based on a yield of 6.5% that approximates the yield on the applicable portion of the CIGNA P&C portfolio for the fiscal year ended December 31, 1998). The pro forma adjustment to losses and loss expenses reflects the estimated historical adverse development recorded during the period on the guaranteed reserves.

(4) In addition to the $700 million of cash on hand, ACE expects to fund part of the purchase price with approximately $2.8 billion through the issuance of (i) ordinary shares of ACE; (ii) preferred securities that are mandatorily convertible into ordinary shares of ACE; (iii) capital securities; and (iv) senior debt
   (together the "permanent financing"). Each of these items have been described in detail elsewhere in this registration statement. ACE will issue each of the permanent financing instruments either before or after the closing of the transaction at the time when ACE considers market conditions to be most favorable for issuance. Accordingly, ACE has secured interim bank financing in a total amount of $2.8 billion. Interest on the $2.8 billion of bank borrowings which has been calculated at a rate of approximately 6%.
(5) Any excess between the purchase price and the fair value of CIGNA P&C's net tangible assets will be allocated to goodwill and other identifiable intangible assets. While it is expected that a certain amount of purchase price will ultimately be allocated to other identifiable intangible assets and amortized over the estimated period of benefit, ACE has not completed the process of identification and valuation of such intangibles. Therefore, these pro forma financial statements reflect all of the excess purchase price over net tangible assets as goodwill. This entry reflects the amortization of goodwill for the period.
(6) The estimated income tax saving is based on the estimated reduction in net income before tax as a result of interest expense on the bank debt.

      Unaudited Pro Forma Condensed Consolidated Statements of Operations

                                       Year Ended September 30, 1998
                         ------------------------------------------------------------
                                       (In millions of U.S. dollars)
                                                                       Pro forma
                                       CIGNA    Pro forma          combined for CIGNA
                             ACE        P&C    Adjustments Notes    P&C Acquisition
                         -----------  -------  ----------- ------  ------------------
Net Premiums Written.... $       881  $ 2,990                         $     3,871
                         -----------  -------                         -----------
Net Premiums Earned.....         894    2,957                               3,851
Net investment income...         324      590     $(122)   (2),(3)            792
Other revenues..........         --       282                                 282
Losses and loss
 expenses...............        (517)  (2,247)       81        (3)         (2,683)
Acquisition costs and
 administrative
 expenses...............        (271)  (1,500)                             (1,771)
Other expenses..........         (38)     --       (197)   (4),(5)           (235)
Income tax..............         (20)     (30)       44        (6)             (6)
                         -----------  -------     -----               -----------
Income excluding net
 realized gains.........         372       52      (194)                      230
Net realized gains on
 investments............         188       22                                 210
                         -----------  -------     -----               -----------
Net Income.............. $       560  $    74     $(194)              $       440
                         ===========  =======     =====               ===========
Basic earnings per
 share, excluding
 realized gains......... $      2.01                                  $      1.24
                         ===========                                  ===========
Basic earnings per
 share.................. $      3.02                                  $      2.38
                         ===========                                  ===========
Weighted average shares
 outstanding............ 185,130,479                                  185,130,479
                         ===========                                  ===========
Diluted earnings per
 share, excluding
 realized gains......... $      1.97                                  $      1.22
                         ===========                                  ===========
Diluted earnings per
 share.................. $      2.96                                  $      2.32
                         ===========                                  ===========
Weighted average shares
 outstanding............ 189,281,175                                  189,281,175
                         ===========                                  ===========

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(1) The CIGNA P&C consolidated statements of operations reflect its results of operations for the twelve months ended December 31, 1998.
(2) ACE currently expects to fund part of the purchase price with approximately $700 million of cash on hand. The estimated investment income on this $700 million of the purchase price has been eliminated (based on a yield of 5.8% that approximates the yield on the ACE portfolio for the fiscal year ended September 30, 1998).
(3) Under the terms of the Acquisition Agreement, CIGNA Corporation agreed to provide a guarantee to ACE to indemnify against unanticipated increases in recorded reserves for losses and loss adjustment expenses of certain subsidiaries being acquired by ACE. CIGNA Corporation has the option to replace its guarantee with reinsurance obtained from a mutually agreed upon third party reinsurer. It is expected that, contemporaneous with and contingent upon the consummation of the acquisition, CIGNA Corporation will exercise its option and replace its guarantee with reinsurance by directing certain subsidiaries being acquired to transfer $1.25 billion of investments to a reinsurer for aggregate coverage of $2.5 billion. Such coverage is expected to attach at an amount equal to the net recorded reserves of the certain subsidiaries acquired, on the closing date, minus $1.25 billion. The estimated investment income on this $1.25 billion has been eliminated (based on a yield of 6.5% that approximates the yield on the applicable portion of the CIGNA P&C portfolio for the fiscal year ended December 31, 1998). The pro forma adjustment to losses and loss expenses reflects the estimated historical adverse development recorded during the period on the guaranteed reserves.

(4) In addition to the $700 million of cash on hand, ACE expects to fund part of the purchase price with approximately $2.8 billion through the issuance of (i) ordinary shares of ACE; (ii) preferred securities that are mandatorily convertible into ordinary shares of ACE; (iii) capital securities; and (iv) senior debt (together the "permanent financing"). Each of these items have been described in detail elsewhere in this registration statement. ACE will issue each of the permanent financing instruments either before or after the closing of the transaction at the time when ACE considers market conditions to be most favorable for issuance. Accordingly, ACE has secured interim bank financing in a total amount of $2.8 billion. Interest on the $2.8 billion of bank borrowings which has been calculated at a rate of approximately 6%.
(5) Any excess between the purchase price and the fair value of CIGNA P&C's net tangible assets will be allocated to goodwill and other identifiable intangible assets. While it is expected that a certain amount of purchase price will ultimately be allocated to other identifiable intangible assets and amortized over the estimated period of benefit, ACE has not completed the process of identification and valuation of such intangibles. Therefore, these pro forma financial statements reflect all of the excess purchase price over net tangible assets as goodwill. This entry reflects the amortization of goodwill for the period.
(6) The estimated income tax saving is based on the estimated reduction in net income before tax as a result of interest expense on the bank debt.